EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos.  333-202055 and 333‑195006 on Form S‑8, and Registration Statement No. 333-204025 on Form S-3 of our report dated December 15, 2015, relating to the financial statements of Corium International, Inc. (the “Company”) appearing in the Annual Report on Form 10‑K of the Company for the year ended September 30, 2015.

/s/ DELOITTE & TOUCHE LLP

Grand Rapids, MI

December 15, 2015